FLORIDA DEPARTMENT OF STATE

Division of Corporations

September 16, 2009

JON SARGENT

FRASCONA, JOINER, GOODMAN AND GREENSTEIN

4750 TABLE MESA DR

BOULDER, Co 80305

Re:

Document Number P96000040767

The Articles of Amendment to the Articles of Incorporation of STUDIO II PRODUCTIONS, INC. which changed its name to STUDIO II BRAND, INC., a Florida corporation, were filed on September 11, 2009.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Cheryl Coulliette Regulatory Specialist II Division of Corporations	Letter Number: 809A00030373

P.O. BOX 6327 -Tallahassee, Florida 32814

COVER LETTER

TO:

Amendment Section

Division of Corporations

NAME OF CORPORATION:  Studio II Productions, Inc.

DOCUMENT NUMBER: P96000040161

The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Jon Sargent
(Name of Contact Person)

Frascona, Joiner, Goodman and Greenstein P.C.
(Firm/Company)
4750 Table Mesa Drive
(Address)

Boulder, CO 80305
(City, State and Zip Code)

For further information concerning this matter, please call:

Jon Sargent

at (303) 494-3000

(Name of Contact Person)

(Area Code & Daytime Telephone Number)

Enclosed is a check for the following amount made payable to the Florida Department of State:

■535 Filing Fee	☐Filing Fee & Certificate of Status	☐Filing Fee & Certified Copy (Additional copy is enclosed)	☐Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314	Street Address Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 32301

Articles of Amendment to Articles of Incorporation of	FILED 09 SEP 11 PM 12:17 SECRETARY OF STATE TALLAHASSEE, FLORIDA

Studio II Productions, Inc.

Name of Corporation as currently filed with the Florida Dept. of State)

P96000040767

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation;

A. If amending name, enter the new name of the corporation:
Studio Il Brand, Inc.

The new name must be distinguishable and contain the  word “corporation, “ “company,” or “Incorporated” or the abbreviation “Corp,.,”  In.,: or “Co.” . A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principle office address, if applicable:
(Principle office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered agent office.

Name of New Registered Agent

New Registered Office Address
(Florida street address)
___________________, Florida, ______
City Zip Code

New Registered Agent’s Signature, if changing Registered Agent
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added
(Attach additional sheets if necessary)

Title	Name	Address	Type of Action
_________	______________________	____________________	☐ Add
		____________________	☐ Remove
____________________

_________	______________________	____________________	☐ Add
		____________________	☐ Remove
____________________

_________	______________________	____________________	☐ Add
		____________________	☐ Remove
____________________

E. If amending or adding additional Articles, enter change(s) here:
(Attach additional sheets if necessary) (Be specific)

F. If an amendment provides for an exchange , reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself.
(If not applicable , indicate N/A)

N/A

The date of each amendment(s) adoption:	8/4/09
Effective date (if applicable):	9/10/09
(no more than 90 days after the amendment filing date)

Adoption of Amendment(s)	(CHECK ONE)

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups.  The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by _____________________________” (voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 9/10/09

Signature: /s/ Cheung Ming

(By a director, president,  or other officer – if directors or officers have not been selected, by an incorporator  - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Cheung Ming
(Typed or printed name of person signing)

President
(Title of person signing)